UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 18, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CLARENDON HOUSE,
2 CHURCH STREET
P.O. BOX HM 1022
HAMILTON HM DX, BERMUDA

(Address of principal executive offices, including zip code)

(441) 295-5950

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The Registrant is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on August 18, 2004 under former Item 12, because the financial statements accompanying the press release furnished in the original Current Report on Form 8-K did not include a necessary accrual as of June 30, 2004.  After inclusion of the necessary accrual, net loss for the quarter ended June 30, 2004 was $1.1 million or ($0.12) per share, and net loss for the year ended June 30, 2004 was $6.7 million or ($0.85) per share.

Revised condensed consolidated financial statements are attached hereto and incorporated by reference in their entirety as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 18, 2004 (incorporated by reference from Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2004)
99.2	Revised Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

By:	/s/ CAL R. HOAGLAND
Cal R. Hoagland Senior Vice President and Chief Financial Officer

Date:  August 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 18, 2004 (incorporated by reference from Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2004)
99.2	Revised Condensed Consolidated Financial Statements